UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 25, 2005

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15149 (Commission File Number)	42-0991521 (IRS Employer Identification No.)

2140 Lake Park Blvd.
Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On February 25, 2005, the Board of Directors of Lennox International Inc. (the “Company”) approved certain amendments to the Company’s Bylaws, effective February 25, 2005, to (i) change the Company’s registered agent and the registered office in the State of Delaware, (ii) create the position of Vice Chairman of the Board, (iii) clarify that words of gender contained in the Bylaws include both genders and that singular numbers include the plural, and (iv) add, by parenthetical disclosure, Arabic numerals where numbers were previously spelled out. Richard L. Thompson, a member of the Company’s Board of Directors since 1993, was elected to the new position of Vice Chairman of the Board. A copy of the Amended and Restated Bylaws of the Company is attached hereto and incorporated herein as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

3.2	Amended and Restated Bylaws of Lennox International Inc. dated as of February 25, 2005.
99.1	Press release dated February 25, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: February 28, 2005	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

EXHIBIT
NUMBER	DESCRIPTION

3.2	Amended and Restated Bylaws of Lennox International Inc. dated as of February 25, 2005.
99.1	Press release dated February 25, 2005.

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